Exhibit 99.1

FCPT Announces Recast and Extension Of $650 Million Unsecured Credit Facility

06/04/2021

MILL VALLEY, Calif.—(BUSINESS WIRE)— Four Corners Property Trust (NYSE:FCPT), a real estate investment trust primarily engaged in the ownership of high-quality, net-leased restaurant properties (“FCPT” or the “Company”), announced today that the Company entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement with a group of existing and new lenders which amended and extended FCPT’s existing $650 million credit facility. The Loan Agreement provides for a $250 million revolving credit facility maturing in November 2025, and a term loan facility of $400 million with laddered maturities from 2023 through 2026 as further described below. The recast extended the maturity of the revolving facility by four years and $250 million of the term loans by three years. Additionally, FCPT may elect to borrow, subject to the satisfaction of certain conditions, up to an additional $350 million under an accordion feature of the credit facility.

“We are very appreciative of the support of our bank partners and their renewed commitment to our growth and future. The improved pricing and extended maturities reflect the quality of our portfolio, our disciplined approach to diversification, our healthy liquidity position, and our continued commitment to a strong, investment-grade balance sheet,” said Gerry Morgan, Chief Financial Officer of FCPT.

Borrowings under the amended revolving facility bear interest at LIBOR plus 125 basis points, versus pricing of LIBOR plus 145 basis points under the prior agreement, and the term loans bear interest at LIBOR plus 125 basis points.

All of the relationship lenders in the previous credit facility participated in the new facility which was led by JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, and U.S. Bank National Association. Other bank participants were Barclays Bank PLC, Fifth Third Bank, National Association, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Raymond James Bank, The Huntington National Bank, Truist Bank and First Horizon Bank.

About FCPT

FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a net basis, for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at www.fcpt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: the Company’s operating and financial performance, the Company’s ability to complete the offering and funding of the Notes and the intended use of proceeds. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in

FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in FCPT’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission.

Four Corners Property Trust:

Bill Lenehan, 415-965-8031

CEO

Gerry Morgan, 415-965-8032

CFO